SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K
                                 CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

       Date of Report (date of earliest event reported) January 29, 2003.

                         Premier Financial Bancorp, Inc.
             (Exact name of registrant as specified in its charter)
            --------------------------------------------------------

          Kentucky                0-20908                 61-1206757
   ---------------------   ---------------------   ------------------------
   (State or other juris-  (Commission File No.)    (IRS Employer Identi-
   diction of corporation)                                fication No.)


                               2883 Fifth Avenue
                        Huntington, West Virginia 25702
        --------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code (304) 525-1600
                              ---------------------

                                 Not Applicable
  ----------------------------------------------------------------------------
          (Former name or former address, if changes since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.  Other Events

     On January 29, 2003, Premier Financial Bancorp, Inc. (Premier) entered into a written agreement with the Federal Reserve Bank of Cleveland in recognition of their common goal to restore the financial soundness of Premier. Among the provisons of the agreement was the continuation of the restriction on Premier's payment of dividends on its common stock (PFBI) without the express written consent of the Federal Reserve Bank of Cleveland and the continuation of the restriction on Premier's payment of quarterly distributions on its Trust Preferred Securities (PFBIP) without the express written consent of the Federal Reserve Bank of Cleveland.
     In accordance with the agreement, management intends to continue to request permission to pay the quarterly distributions on the Trust Preferred Securities prior to each regularly scheduled record date.
     On December 5, 2002, Premier issued a news release announcing that the fourth quarter distribution of PFBI Capital Trust 9.75% Preferred Securities ("Trust Preferred Securities") scheduled for December 31, 2002, as well as future distributions on the Trust Preferred Securities, would be deferred.
     The announcement by Premier followed the denial by the Federal Reserve
Bank of Cleveland of a request by Premier to continue the distributions. Premier accordingly exercised its right to defer the payment of interest on its 9.75% Junior Subordinated Deferrable Interest Debentures related to the Trust Preferred Securities, for an indefinite period (which can be no longer than 20 consecutive quarterly periods).
     The written agreement supercedes and rescinds all previous agreements between Premier and the Federal Reserve Bank of Cleveland. Among other provisions, the agreement requires Premier to (i) retain an independent consultant to review its management, directorate and organizational structure,
(ii) adopt a management plan responsive to such consultant's report,
(iii) update its management succession plan in accordance with any recommendations in such consultant's report, (iv) monitor its subsidiary banks' compliance with bank policies and loan review programs, (v) conduct formal quarterly reviews of its subsidiary banks' allowances for loan losses,
(vi) maintain sufficent capital, (vii) submit a plan to the Federal Reserve Bank of Cleveland for improving consolidated earnings over a three-year period, and
(viii) submit to the Federal Reserve Bank of Cleveland annual projections of planned sources and uses of the parent company's cash, including a plan to service its outstanding debt and trust preferred securities. Premier's compliance with the written agreement is to be monitored by a committee, to be organized, consisting of at least three of its outside directors.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  PREMIER FINANCIAL BANCORP, INC.
                                  -------------------------------
                                           (Registrant)


                                   /s/ Brien M. Chase
                                  -----------------------------------
Date: January 29, 2003            Brien M. Chase, Vice President
                                     and Chief Financial Officer